UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2009

HQ Sustainable Maritime Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33473	62-1407522
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA

(Address of principal executive offices)

98101

(Zip code)

206-621-9888

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 8.01.	Other Events.

On October 22, 2009, HQ Sustainable Maritime Industries, Inc. (the “Company”) issued 866,728 shares of its common stock, $0.001 par value (the “Common Stock”), to The Tail Wind Fund Ltd. (“Tail Wind”) upon the conversion of $4,250,000 in principal amount of the Company’s 6.5% Convertible Notes due November 1, 2009 (the “Notes”). In addition, the Company issued to Solomon Strategic Holdings, Inc. (“Solomon”) 50,668 and 101,733 shares of Common Stock on September 15, 2009 and October 12, 2009, respectively, upon the conversion of an aggregate of $750,000 in principal amount of the Notes. These issuances include shares of Common Stock issued to cover interest payments on the Notes through the dates of conversion. There are no Notes outstanding after these conversions. All of these shares of Common Stock have been registered with the Securities and Exchange Commission under the Securities Act of 1933. Therefore, Tail Wind and Solomon may sell these shares of Common Stock in the open market from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2009

HQ Sustainable Maritime Industries, Inc.

By:	/s/ NORBERT SPORNS
Name:	Norbert Sporns
Title:	Chief Executive Officer and President